UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 21, 2010
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	000-53604 (Commission file number)	98-0619597 (I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland (Address of principal executive offices)	6340 (Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-31306 (Commission file number)	98-0366361 (I.R.S. employer identification number)

Suite 3D Landmark Square 64 Earth Close Georgetown, Grand Cayman, Cayman Islands, BWI (Address of principal executive offices)	KY-1 1206 (Zip code)
Registrant’s telephone number, including area code: (345) 938-0293
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-12.1
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Explanatory Note
          This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.
          As previously announced, on June 27, 2010 Noble-Swiss and Noble AM Merger Co, a Cayman Islands company and indirect wholly owned subsidiary of Noble-Swiss (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”) with FDR Holdings Limited, a Cayman Islands company (“Frontier”), and certain of Frontier’s shareholders, pursuant to which Merger Sub would merge with and into Frontier, with Frontier surviving as an indirect wholly owned subsidiary of Noble-Swiss (the “Frontier acquisition”) and a wholly owned subsidiary of Noble-Cayman. The closing of the Merger is expected to occur by the end of July 2010, subject to various conditions.
          In connection with the proposed financing of the Merger, we are filing this Form 8-K.
Item 8.01 Other Events.
Backlog as of June 30, 2010
     Our contract drilling services backlog consists of commitments we believe to be firm and reflects estimated future revenues attributable to both signed contracts and letters of intent. For a number of reasons, however, including the risk that some customers with letters of intent may not sign definitive drilling contracts, our backlog as of any particular date may not be indicative of our actual operating results for the subsequent periods for which the backlog is calculated. See “Cautionary Statement Regarding Forward-Looking Statements.” For a description of additional qualifications relating to our backlog, please see our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
     As of June 30, 2010, our contract drilling services backlog aggregated $6.72 billion, of which $5.86 billion related to floaters (semisubmersibles and drillships) and $0.86 billion related to non-floaters (jackups and submersibles). Of the total amount of our backlog as of June 30, 2010, approximately 19.7% relates to the last six months of 2010, 26.1% relates to 2011, 17.0% relates to 2012 and 37.2% relates to periods after 2012.
     Our June 30, 2010 backlog —
•	includes approximately $286 million for potential performance bonuses in Brazil;

•	includes approximately $315 million related to contracts in Mexico that can be canceled on 30 days or less notice;

•	includes approximately $752 million for our contract relating to the Noble Jim Day, which is expected to begin work in the U.S. Gulf of Mexico in late 2010 (subject to the U.S. government imposed restrictions described below under “Restrictions on U.S. Gulf of Mexico Operations”), and that contains a termination right in the event the rig is not ready to commence operations by December 31, 2010;

•	includes backlog related to our seven U.S. Gulf of Mexico rigs, including the Noble Jim Day, totaling $1.7 billion, $390 million of which represents backlog for the six-month period ending December 31, 2010;

•	includes $110 million ($81 million for the remaining six months of 2010) relating to a contract as to which the customer, Anadarko Petroleum, has asserted termination based on a force majeure event in the U.S. Gulf of Mexico. This matter is in litigation, and we will not realize these revenues if the customer is successful in the litigation. Pending resolution of the legal dispute, no revenues are being recognized under this contract;

•	does not include the potential effect of an agreement entered into with a subsidiary of Royal Dutch Shell plc (“Shell”) under which Shell, effective as of June 27, 2010, may suspend the contracts on two existing units operating in the U.S. Gulf of Mexico during any period of regulatory restriction and pay reduced suspension dayrates. Because the term of each initial contract is also extended by the suspension period, the impact of this agreement is primarily to shift backlog among periods. The potential backlog reduction for the remaining six months of 2010, assuming a suspension period through December 31, 2010, totals approximately $154 million;
•	reflects an agreement with a customer effective June 15, 2010 providing for, among other things, the cancellation of the initial drilling contract and a standby dayrate of $145,000 payable from June 15, 2010 through December 12, 2010, without right of cancellation. Backlog as of June 30, 2010 includes only the non-cancellable standby rate through December 12, 2010, and previous backlog of $304 million has been removed because of the contract cancellation; and

•	does not include any backlog from our other agreements with Shell entered into in connection with the Frontier acquisition, as described in our Current Report on Form 8-K dated June 27, 2010, that include (i) a three-year extension of the contract on one unit at a reduced dayrate, and (ii) contracts on two newbuild drillships for a ten-year period, in each case subject to closing of the Frontier acquisition.
     Each of our drilling contracts relating to our seven rigs (including the Noble Jim Day) in the U.S. Gulf of Mexico contains force majeure contract clauses that, if validly exercised, may result in modification or cancellation of such contracts. See “Restrictions on U.S. Gulf of Mexico Operations” below for a brief description of the negative impact on our existing U.S. Gulf of Mexico operations to date from developments following the fire and explosion on the Deepwater Horizon drilling rig in the U.S. Gulf of Mexico and U.S. government actions in response to that event, including a moratorium and suspension of specified types of drilling activities in the U.S. Gulf of Mexico.
     After giving effect to the Shell agreements and the pending Frontier acquisition, Shell and Petroleo Brasileiro S.A. (“Petrobras”) are expected to represent more than 50% and 20%, respectively, of our backlog.

Restrictions on U.S. Gulf of Mexico Operations
Governmental Restrictions on Operations
     Subsequent to the April 20, 2010 fire and explosion on the Deepwater Horizon drilling rig in the U.S. Gulf of Mexico, U.S. governmental authorities took the following steps:
•	implemented a moratorium on and suspension of specified types of drilling activities in the U.S. Gulf of Mexico;

•	indicated that drilling permits for specified types of wells and related activities would not be considered until expiration of the moratorium and suspension;

•	ordered the operators of wells covered by the moratorium that were currently being drilled to halt drilling and take steps to secure the affected wells; and

•	implemented stricter safety requirements.
Noble’s Affected U.S. Gulf of Mexico Operations
     Our existing U.S. Gulf of Mexico operations have been negatively impacted by the events and governmental action described above. Our U.S. Gulf of Mexico operations include six drilling units: the Noble Amos Runner, Noble Clyde Boudreaux, Noble Danny Adkins, Noble Jim Thompson, Noble Paul Romano and Noble Lorris Bouzigard. During the quarter ended March 31, 2010, revenues from these drilling units represented approximately 25% of our consolidated revenue for such period. We have worked and continue to work closely with our customers for drilling services in the U.S. Gulf of Mexico to address the hardships imposed by the governmental actions described above. The discussion below briefly describes the current status of each of these drilling units.
     Noble Amos Runner. We have been advised by our customer, Anadarko Petroleum, that it believes that the government-imposed moratorium described above is a force majeure event permitting termination of the contract on the Noble Amos Runner. We do not agree with this position and plan to enforce our contractual rights under that contract and under our other U.S. Gulf of Mexico drilling contracts. We are currently in litigation with Anadarko over this dispute. If we do not prevail in the litigation, the contract may be terminated. Pending resolution of the legal dispute, no revenues are being recognized under this contract.
     Noble Clyde Boudreaux. In late June 2010, we reached agreement with our customer, Noble Energy, relating to the Noble Clyde Boudreaux to place the drilling unit on standby for a daily fee of $145,000 per day from June 15 through December 15, 2010, which period may be extended by mutual agreement with Noble Energy. We also agreed to negotiate in good faith a new contract that would apply after the standby period at a dayrate of $397,500, although Noble Energy is not obligated to enter into the new contract.
     Noble Danny Adkins and Noble Jim Thompson. In connection with the execution of the Frontier merger agreement, we entered into an agreement with Shell that:
•	allows Shell to suspend the contracts for these two rigs (and, subject to the closing of the Frontier acquisition, the other Frontier rigs operating or contracted to operate in the U.S. Gulf of Mexico during the imposed restricted period); and

•	provides for payment by Shell of a reduced suspension rate designed to cover certain of our personnel and other operating costs.
     Noble Paul Romano. This drilling unit is currently idle, having completed a contract in June 2010.
     Noble Lorris Bouzigard. Our customer has a work program allowed under the U.S. government-imposed moratorium, and we believe it will have available work after a brief recertification process.
Risk Factors Relating to Our Business
          The risk factors below update and supplement the risks described under “Risk Factors Relating to Our Business” in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2009, and should be considered together with the risk factors described in that report.
We are subject to certain risks related to acquisitions, including the pending Frontier acquisition, and these risks may materially adversely affect our revenues, expenses, operating results and financial condition.
          The Frontier acquisition will require us to integrate Frontier, a privately held business that has been operating independently and as a competitor of ours, into the Noble group. Our ability to achieve the expected benefits of the Frontier acquisition will depend in part upon meeting the challenges inherent in the successful combination and integration of global business enterprises of the size and scope of the Noble group and Frontier and the possible resulting diversion of management attention for an extended period of time. There can be no assurance that we will meet these challenges and that such diversion will not negatively affect our operations. In addition, delays encountered in the transition process could have a material adverse effect on our revenues, expenses, operating results and financial condition. There can be no assurance that we will achieve anticipated benefits of the Frontier acquisition at the levels expected or at all.
          Any acquisition, including the pending Frontier acquisition, presents a number of risks, including but not limited to risks of:
•	incorrect assumptions regarding the future results of acquired operations or assets or expected cost reductions or other synergies expected to be realized as a result of acquiring operations or assets;

•	failure to integrate the operations or management of acquired operations or assets successfully and timely and to retain key personnel;

•	diversion of management’s attention from existing operations or other priorities;

•	the assumption of or otherwise becoming subject to unknown liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate; and

•	an inability to secure, on acceptable terms, sufficient financing that may be required.

          Our failure to successfully integrate the Frontier acquisition and any other acquisition in a timely and cost effective manner could have an adverse affect on our business, financial condition or results of operations.
We and Frontier have and will continue to incur significant transaction costs in connection with the pending Frontier acquisition.
          We expect to incur costs associated with consummating the Frontier acquisition of approximately $15 million. These costs include investment banking, financing, legal and accounting fees and expenses and other related charges, and benefit plan harmonization costs. These amounts are preliminary estimates that are subject to change, and any such change could be material. A portion of these costs will be incurred regardless of whether the Frontier acquisition is completed.
If we consummate the pending Frontier acquisition and the Shell agreements become effective, we will be substantially dependent on Shell, and the loss of Shell or another substantial customer, Petrobras, could have a material adverse effect on our financial condition and results of operations.
          If we consummate the pending Frontier acquisition and the Shell agreements described in our Current Report on Form 8-K dated June 27, 2010 become effective, Shell and Petrobras are expected to represent more than 50% and 20%, respectively, of our backlog. This concentration of customers increases the risks associated with any possible termination or nonperformance of contracts by either customer and our exposure to credit risk of either customer. If, after we consummate the pending Frontier acquisition and the Shell agreements become effective, either of these customers were to terminate or fail to perform their obligations under their contracts and we were not able to find other customers for the affected drilling units promptly, our financial condition and results of operations could be materially and adversely affected.
The U.S. governmental and regulatory response to the Deepwater Horizon drilling rig accident and resulting oil spill could have a prolonged and material adverse impact on our U.S. Gulf of Mexico operations.
          Subsequent to the April 20, 2010 fire and explosion on the Deepwater Horizon drilling rig in the U.S. Gulf of Mexico, U.S. governmental authorities:
•	implemented a moratorium on and suspension of specified types of drilling activities in the U.S. Gulf of Mexico,

•	indicated that drilling permits for specified types of wells and related activities would not be considered until expiration of the moratorium and suspension,

•	ordered the operators of wells covered by the moratorium that were currently being drilled to halt drilling and take steps to secure the affected wells, and

•	implemented stricter safety requirements.
These new safety requirements obligate operators, among other things, to (a) conduct certain operational reviews, (b) certify to regulatory authorities as to compliance with the new requirements and current regulations, (c) submit independent third-party reports on the design and operation of certain pieces of drilling equipment, including blowout preventers and other well control systems, (d) conduct tests on the functionality of various rig parts and (e) submit the results of those tests to regulatory authorities. With respect to operations subject to the moratorium, the reports and certifications are required to be provided to regulatory authorities prior to commencement of operations following expiration of the moratorium.
     There have been and may continue to be judicial and other challenges made with respect to some of the restrictions on U.S. Gulf of Mexico drilling operations. However, we cannot predict (1) how those challenges will be resolved, (2) how the resolution of those challenges may affect the scope or duration of the government-imposed restrictions or (3) the actions the U.S. government may take, whether in response to those challenges or otherwise.
     Our existing U.S. Gulf of Mexico operations have been and may continue to be negatively impacted by the events and governmental actions described above. The moratorium and other U.S. governmental restrictions described above may result in a number of our rigs and those of others being moved, or becoming available for moving, to locations outside of the U.S. Gulf of Mexico, which could potentially reduce global dayrates and negatively affect our ability to contract our floating rigs that are currently uncontracted or coming off contract. In addition, U.S. or other governmental authorities could implement additional regulations concerning licensing, taxation, equipment specifications and training requirements that could increase the costs of our operations. Additionally, increased costs for our customers’ operations, along with permitting delays, could negatively affect the economics of currently planned or future exploration and development activity and result in a reduction in demand for our services. Furthermore, due to the Deepwater Horizon accident and resulting spill, insurance costs across the industry could increase, and certain insurance may be less available or not available at all, which could negatively affect us over time.

     At this time, we cannot predict for how long or to what extent our operations will be adversely impacted by the governmental and regulatory response to the Deepwater Horizon drilling rig accident and resulting oil spill. At this time, we cannot predict:
•	whether the moratorium will be extended beyond November 30, 2010,

•	the extent of additional or substitute regulations and restrictions that are expected to be imposed on drilling operations in the U.S. Gulf of Mexico,

•	the extent to which drilling operations beyond the moratorium period will be impacted,

•	the cost or availability of relevant insurance coverage,

•	the termination by customers of existing contracts and the demand by customers for new or renewed drilling contracts,

•	the effect of new regulations and restrictions on costs for the operations of our customers,

•	the effect of permitting delays on our customers operations, or

•	the effect of the developments described above on demand for our services in the U.S. Gulf of Mexico.
Depending on their duration and extent, these and related developments could have a material adverse affect on our results of operations, cash flows and liquidity relating to the U.S. Gulf of Mexico.
          We could be adversely affected by violations of applicable anti-corruption laws and regulations, including the outcome of our pending internal investigation relating to potential violations of the FCPA.
          We and Frontier operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and our code of business conduct and ethics. We are subject, however, to the risk that we, our affiliated entities (including Frontier once the acquisition is consummated) or their respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”). Detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.
          In 2007, we began, and voluntarily contacted the SEC and the U.S. Department of Justice (“DOJ”) to advise them of, an internal investigation of the legality under the FCPA and local laws of certain reimbursement payments made by our Nigerian affiliate to customs agents in Nigeria. The SEC and the DOJ have indicated that they believe that violations of the FCPA occurred and will seek civil and/or criminal sanctions against us, including monetary penalties, and may include additional sanctions against us and/or certain of our employees, as well as additional changes to our business practices and compliance programs. We could also face fines or sanctions in relevant foreign jurisdictions.
          We consider the matter relating to the Nigeria investigation to be ongoing and cannot predict (a) when it will conclude, (b) whether either the SEC or the DOJ will open its own proceeding to investigate this matter, or (c) if a proceeding is opened, what potential sanctions, penalties or other remedies these agencies may seek. Based on information obtained to date, we believe it is probable that we will pay an amount to settle this matter with the DOJ and SEC. Given that the matter is not finally resolved, we cannot predict with certainty what amount we will pay in civil and criminal fines and penalties; however, as of June 30, 2010, we accrued approximately $5.1 million relating to this ongoing matter. Any of the sanctions as a result of the Nigerian investigation or any other future violation of the FCPA or similar law could have a material adverse effect on our business or financial condition and could damage our reputation and ability to do business, to attract and retain employees and to access capital markets.

          Frontier identified certain payments totaling approximately $35,000 made by one of its former agents to Nigeria immigration officials in 2009 and reported this matter to the DOJ as a possible violation of the FCPA. We reviewed this matter as part of our diligence investigation of Frontier. The DOJ has not indicated what, if any, action it may take with respect to such payments, although the DOJ could seek civil and/or criminal sanctions against Frontier. Upon closing the Frontier acquisition, we would be responsible for such sanctions as well as any other sanctions relating to violations of applicable laws by Frontier, except to the extent that they may be covered by indemnities contained in the merger agreement with Frontier. Any such sanctions could have a material adverse effect on our business or financial condition.
Cautionary Statement Regarding Forward-Looking Statements
          This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K regarding the benefits, effects, results and timing of the pending acquisition of Frontier, the expected financing of the pending acquisition of Frontier, future U.S. regulations relating to offshore drilling for oil and natural gas and possible implications in other jurisdictions, drilling activities in the U.S. Gulf of Mexico, the financial position, business strategy, backlog, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include the failure to complete the acquisition of Frontier, unknown liabilities of Frontier or liabilities for which there is not or insufficient indemnification, actions by third parties, including governmental agencies, relating to increased regulation of offshore drilling and responses thereto and, among others, those referenced or described under “Risk Factors” included in this Current Report on Form 8-K and in our Annual Report on Form 10-K, as well as our other filings with the Securities and Exchange Commission. Such risks and uncertainties are beyond our ability to control and, in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
          (a) Financial Statements of Businesses Acquired.
          The audited consolidated financial statements of Frontier as of and for the fiscal year ended December 31, 2009, and the related notes thereto, together with the report of Deloitte & Touche LLP, independent registered public accounting firm, concerning those statements and related notes, are attached hereto as Exhibit 99.1. The unaudited consolidated financial statements of Frontier as of and for the three months ended March 31, 2010 and 2009, and the related notes thereto, are attached hereto as Exhibit 99.2.
          (b) Pro Forma Financial Information.
          Unaudited Pro Forma Condensed Combined Balance Sheets of Noble-Swiss and Noble-Cayman, as of March 31, 2010, and the related notes thereto, and the Unaudited Pro Forma Condensed Combined Statement of Operations of Noble-Swiss and Noble-Cayman for the twelve months ended December 31, 2009 and the three months ended March 31, 2010, and the related notes thereto, showing the pro forma effect of our pending acquisition of Frontier and related transactions and financing, are attached hereto as Exhibit 99.3.

          (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

12.1	—	Statement re Computation of Ratio of Earnings to Fixed Charges
23.1	—	Consent of Independent Auditors
99.1	—	Audited consolidated financial statements of Frontier as of and for the fiscal year ended December 31, 2009, and the related notes thereto
99.2	—	Unaudited consolidated financial statements of Frontier as of and for the three months ended March 31, 2010 and 2009, and the related notes thereto
99.3	—	Unaudited Pro Forma Condensed Combined Balance Sheets of Noble-Swiss and Noble-Cayman, as of March 31, 2010, and the related notes thereto, and Unaudited Pro Forma Condensed Combined Statement of Operations of Noble-Swiss and Noble-Cayman for the twelve months ended December 31, 2009 and the three months ended March 31, 2010, and the related notes thereto

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation
Date: July 21, 2010	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company
	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Auditors
99.1	Audited consolidated financial statements of Frontier as of and for the fiscal year ended December 31, 2009, and the related notes thereto
99.2	Unaudited consolidated financial statements of Frontier as of and for the three months ended March 31, 2010 and 2009, and the related notes thereto
99.3	Unaudited Pro Forma Condensed Combined Balance Sheets of Noble-Swiss and Noble-Cayman, as of March 31, 2010 and 2009, and the related notes thereto, and Unaudited Pro Forma Condensed Combined Statement of Operations of Noble-Swiss and Noble-Cayman for the twelve months ended December 31, 2009 and the three months ended March 31, 2010, and the related notes thereto